        Morgan Stanley Institutional Fund Trust Mid Cap Growth Portfolio
                          Item 77(O) 10F-3 Transactions
                       April 1, 2005 - September 30, 2005

Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Adams  7/20/  7,950,  $17.00 $135,15   6,112           0.01%   Merril  Merril
Respir    05    000            0,000             0.08%            l        l
 atory                                                          Lynch    Lynch
Therap                                                          & Co.,
eutics                                                          Deutsc
                                                                  he
                                                                 Bank
                                                                Securi
                                                                ties,
                                                                Morgan
                                                                Stanle
                                                                y, RBC
                                                                Capita
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                                                                Market
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